Exhibit 99.2

USANA Health Sciences, Inc.	February 7, 2023

Q4 2022 Management Commentary

Key Financial & Operating Results

•	Fourth quarter net sales were $228 million versus $267 million during the prior-year period.
•	Fourth quarter diluted EPS was $0.66 as compared with $1.03 during Q4 2021.
•	Fiscal year 2022 net sales were $999 million as compared with $1,186 million during fiscal year 2021.
•	Fiscal year 2022 diluted EPS totaled $3.59 versus $5.73 during fiscal year 2021.
•	Fiscal year 2022 operating cash flow totaled $104 million.
•	Company reiterates fiscal year 2023 net sales and diluted EPS outlook of $850 million to $950 million and $2.35 to $3.30, respectively.

Overview

USANA delivered fourth quarter and fiscal year 2022 results largely in line with our preliminary results announced on January 5, 2023. Active Customer counts stabilized in several key markets during the fourth quarter and increased 3% sequentially. Additionally, sales and customer activity in mainland China increased during the final two weeks of the year following the Chinese government’s unanticipated shift in COVID policy. This increase in sales and customer activity was due largely to increased demand for certain of our immune support health products.

2022 presented a challenging operating environment for both USANA and our industry. Global inflationary pressure continued to negatively impact our materials and supply chain costs and had varying levels of impact on our customers’ purchasing behavior across several of our key markets, particularly in Southeast Asia Pacific. Although improving, our ability to conduct business in person remained constrained in some key markets. Notwithstanding these challenges, we made progress in several strategic areas that position USANA for future growth. These areas include digital commerce initiatives to support our business, new market expansion, the launch of our Affiliate program in select markets, and the completion of two acquisitions.

Fiscal Year 2022 Financial Performance

Consolidated Results
Net Sales	$999 million	•-16% vs. prior year •-12% constant currency vs. prior year •-$50 million YOY FX impact, or -4%
Diluted EPS	$3.59	•-37% vs. prior year •Diluted shares of 19.3 million, -5% year-over-year
Active Customers	490,000	•-13% vs. prior year

Q4 2022 Financial Performance

Consolidated Results
Net Sales	$228 million	•-15% vs. prior-year quarter •-7% constant currency vs. prior-year quarter •-$21 million YOY FX impact, or -8% •Flat sequentially in constant currency
Diluted EPS	$0.66	•-36% vs. prior-year quarter •-15% sequentially •Diluted shares of 19.3 million, -2% year-over-year
Active Customers	490,000	•-13% vs. prior-year quarter •+3% sequentially

Quarterly Income Statement Discussion

Gross margin decreased 80 basis points from the prior year to 79.6% of net sales. The decrease can be attributed to the negative impact of currency exchange rates, the continued year-over-year increase in material and wage costs, the loss of leverage on fixed-period costs due to lower net sales, and higher costs related to inventory valuation adjustments. Favorable changes in geographic sales mix partly offset these cost pressures.

Associate Incentives were flat from the prior year at 42.9% of net sales, reflecting lower incentive and promotional expenses due to a lower level of promotional activity during the current-year quarter.

Selling, General and Administrative expenses increased 110 basis points from the prior year to 26.8% as a percentage of net sales. The relative increase is largely due to a loss of leverage resulting from lower year-over-year net sales. On an absolute basis, SG&A expenses decreased $7.5 million compared to the prior year, reflecting certain marketing expenses in the prior-year quarter which did not recur this year and lower employee costs.

The effective tax rate increased to 43.9% from the 35.8% reported in the prior-year, largely due to the annual true up of income taxes that were influenced by the geographic mix of taxable income as well as unanticipated discrete adjustments incurred during the fourth quarter. The change in tax rate impacted full-year diluted EPS by approximately $0.06.

Q4 2022 Regional Financial Results

Asia Pacific Region
Net Sales	$183 million	•-14% vs. prior-year quarter •-4% constant currency vs. prior-year quarter •+3% constant currency sequentially •80% of consolidated net sales
Active Customers	384,000	•-10% vs. prior-year quarter •+6% sequentially

Asia Pacific Sub-Regions
Greater China
Net Sales	$118 million	•-6% vs. prior-year quarter •+4% constant currency vs. prior-year quarter
Active Customers	244,000	•-4% vs. prior-year quarter •+15% sequentially

North Asia
Net Sales	$25 million	•-16% vs. prior-year quarter •-3% constant currency vs. prior-year quarter
Active Customers	53,000	•-9% vs. prior-year quarter •-2% sequentially
Southeast Asia Pacific
Net Sales	$41 million	•-29% vs. prior-year quarter •-22% constant currency vs. prior-year quarter
Active Customers	87,000	•-24% vs. prior-year quarter •-8% sequentially

Greater China: Net sales in mainland China decreased 4% year-over-year while local currency sales increased 6%. Active Customers in this key market declined 3% year-over-year. Ongoing COVID-related disruptions and lockdowns negatively impacted our business during the majority of the quarter. Sequentially, net sales and local currency sales in mainland China increased 10% and 14%, respectively, while Active Customers grew 16%, largely due to increased demand for certain of our immune support health products following the government’s meaningful change in COVID policy.

North Asia: Net sales and local currency sales in South Korea decreased 16% and 3% year-over-year, respectively, largely due to lower Active Customer counts and lower levels of promotional activity compared to the prior-year quarter. On a sequential basis, net sales and local currency sales declined 5% and 3%, respectively, due, in part, to the decrease in promotional activity compared to the third quarter of 2022.

Southeast Asia Pacific: Key markets in this sub-region continued to be negatively impacted by inflationary pressure and a slowdown in local economies, both of which continue to weigh on the purchasing behavior of our customers. Additionally, certain markets in this region have historically represented a higher mix of in-person sales, which have been negatively impacted throughout the pandemic. Consequently, net sales and local currency sales in Malaysia decreased 33% and 27% year-over-year, respectively, while Active Customers declined 32%. Sequentially, net sales and local currency sales declined 15% and 13%, respectively. Year-over-year net sales and local currency sales in the Philippines declined 35% and 26%, respectively, while Active Customers declined 23%. On a sequential basis, net sales declined 25% in the Philippines.

Americas and Europe Region
Net Sales	$45 million	•-19% vs. prior-year quarter •-18% constant currency vs. prior-year quarter •-11% constant currency sequentially •20% of consolidated net sales
Active Customers	106,000	•-20% vs. prior-year quarter •-5 % sequentially

Americas and Europe Region: Net sales in the United States declined 22%, largely due to lower Active Customer counts, inflationary pressure, and lower promotional activity compared to prior-year period. Sequentially, Active Customers and net sales in the United States declined 10% and 16%, respectively, as the third quarter of 2022 included sales contribution from our 30th Anniversary Convention. Net sales and local currency sales in Canada declined 22% and 17% year-over-year, respectively. On a sequential basis, net sales in our Canadian market declined 3% but increased 1% in local currency.

Balance Sheet and Share Repurchase Activity

We generated $104 million of operating cash flow during fiscal 2022, ended the year with $288 million in cash and cash equivalents, and remained debt-free. We did not repurchase shares during the quarter and, as of December 31, 2022, we had approximately $83 million remaining under the current share repurchase authorization. For the full year, we repurchased 288 thousand shares for a total investment of $25.4 million.

Fiscal Year 2023 Outlook

We are reiterating our consolidated net sales and earnings per share outlook for fiscal year 2023 as follows:

Fiscal Year 2023 Outlook
Range
Consolidated Net Sales	$850 - $950 million
Diluted EPS	$2.35 - $3.30

Our fiscal year 2023 outlook for the year reflects:

•	An unfavorable currency exchange rate impact on net sales of approximately $30 million
•	An operating margin in the range of 8% to 10%
•	An annual effective tax rate of approximately 36%
•	An annualized diluted share count of 19.2 million
Our outlook anticipates a wider-than-typical range of financial performance largely due to continued uncertainty surrounding the impact of the change in COVID policy in mainland China as well as the economic and operating environment in many of our markets during fiscal 2023.

We anticipate continued pressure on our operating margin year-over-year, primarily due to the loss of leverage on lower year-over-year net sales. In addition, we continue to experience inflationary pressure, although at a moderated level, compared to the prior year, across several areas of our business including materials, wages, and distribution costs. We are also planning for increased travel and event-related costs as we gradually return to more live events. Several cost and margin management efforts have been incorporated into our plans to alleviate these collective cost pressures, highlighted by enhanced inventory management, employment cost initiatives, and price adjustments.

Our annual effective tax rate is anticipated at 36% which is higher than historic levels. This increase is primarily related to the geographic mix of taxable income as well as generally softer sales on a year-over-year basis.

2023 Operating Strategy

We enter fiscal year 2023 with an Active Customers base that is 13% lower compared to the beginning of 2022. Consequently, our strategies during 2023 are centrally focused on increasing the number of Active Customers in our business. These efforts include a return to live sales meetings and events where possible, new market expansion, new incentive opportunities for our salesforce, and pursuing additional acquisition opportunities. Additionally, we continue to execute our long-term strategy with a focus on digital commerce, product development, and improvements to ensure the best overall customer experience.

Return to Live Sales Meetings and Events

In-person events have historically been a catalyst to customer engagement and a catalyst to positive momentum in USANA’s business. As we enter 2023, we plan to host more live sales meetings and events, along with management training and coaching for our salesforce, in markets where permitted. We have two live events planned in the first half of the year in North Asia and Greater China, with in-person attendance for each event expected to be strong, particularly given the absence of these events over the past several years.

New Market Expansion

We currently operate in 24 markets globally and over the past year we have accelerated our market expansion readiness. We are focused on markets that will contribute to an increased number of Active Customers who are consuming our products on a regular basis, are familiar with and supportive of the direct selling model, provide diversification to our existing sales portfolio, and an opportunity to generate attractive financial return on investment.

New Incentive Opportunities for our Salesforce

In place of the larger short-term sales promotions that we have offered during the last several years, we plan to focus on smaller market or region-specific promotions staggered throughout the year that are designed to drive long-term sustainable results. We will also begin hosting in-person sales incentive trips again, where we will recognize and reward our top performing sales leaders. These trips have been absent the last two years, and our salesforce is looking forward to these opportunities. Lastly, we recently launched a new Affiliate program in select markets that offers an alternative and new sales incentive opportunity for sellers, customers, and social influencers. While this program is new and will take some time to contribute meaningfully, it represents a strategic new component of our overall incentive offering that is simple and straightforward. We believe this program will be successful in generating sales and customer growth over time.

Pursuing Additional Acquisition Opportunities

We continue to evaluate business development opportunities that are additive to the long-term success of USANA. Our focus remains on opportunities that strengthen, diversify, and grow our worldwide business by focusing on: (i) overall health and wellness; (ii) vertical integration; (iii) product and category expansion; (iv) channel expansion; and (v) expanding our core competencies. In 2023, we also plan to grow the two companies we acquired in 2022.

Digital Commerce Initiatives

We plan to continue to expand and enhance the digital capabilities we implemented last year, by further improving our onboarding program and training tools for our Associates, as these two capabilities are foundational to driving more efficient customer acquisition and retention. Our digital team will also collaborate with our sales leaders and continuously evaluate customer feedback to ensure we are providing the best possible customer experience with our recently launched Affiliate program.

In closing, we remain confident in our strategies and believe the successful execution of these initiatives will position us to expand and grow our business globally.

Kevin Guest
CEO

Douglas Hekking
CFO

Safe Harbor

This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects from geopolitical relations and conflicts, including the Russia-Ukraine conflict; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally, including increasing inflationary pressure around the world and any negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this Management Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Management Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com
Media contact:	Dan Macuga
Public Relations
801-954-7280